Calculation of Filing Fee Tables
S-8
Indivior Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share	Other	17,500,000	$ 32.52	$ 569,100,000.00	0.0001381	$ 78,592.71
Total Offering Amounts:						$ 569,100,000.00		$ 78,592.71
Total Fee Offsets:								$ 3,989.57
Net Fee Due:								$ 74,603.14
Offering Note
[1]	(1) The amount being registered includes an indeterminate number of additional common stock that may be issued under the Indivior Pharmaceuticals, Inc. 2026 Omnibus Equity Incentive Plan upon any stock split, stock dividend, recapitalization or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"). (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are calculated on the basis of $32.52 per ordinary share of Indivior PLC (an "Indivior Ordinary Share"), the predecessor to the Registrant (the "Predecessor Registrant"), the average of the high and low price per Indivior Ordinary Share on the Nasdaq Global Select Market on January 20, 2026. On January 23, 2026, the Registrant and the Predecessor Registrant completed a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the "Scheme") where each Indivior Ordinary Share was cancelled in exchange for one share of common stock, par value $0.001 per share of the Registrant (the "Indivior Common Stock"). As a result of the Scheme and pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Registrant became the successor issuer to the Predecessor Registrant and the Indivior Common Stock was deemed to be registered under Section 12(b) of the Exchange Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Indivior Pharmaceuticals, Inc.	S-8	333-282815	10/24/2024		$ 3,989.57	Equity	Ordinary shares, $0.50 nominal value per share	3,094,843	$ 26,058,578.06
Fee Offset Sources		Indivior Pharmaceuticals, Inc.	S-8	333-282815		10/24/2024						$ 3,989.57
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Predecessor Registrant filed a Registration Statement on Form S-8 (File No. 282815) with the Securities and Exchange Commission on October 24, 2024 (the "Prior Registration Statement"). The Prior Registration Statement registered 9,400,000 Indivior Ordinary Shares for a proposed maximum aggregate offering price of $79,148,000.00. A fee of $12,117.56 was paid in connection with the Prior Registration Statement. The Registrant, as the successor to the Predecessor Registrant, hereby confirms that 67,364 Indivior Ordinary Shares under the Indivior Group Deferred Bonus Plan and 3,027,479 Indivior Ordinary Shares under the Indivior 2024 Long-Term Incentive Plan (collectively, the "Unsold Shares") remain unsold under the Prior Registration Statement, resulting in unsold aggregate offering amounts of $26,058,578.06. The Registrant hereby confirms that the offering of the Unsold Shares has been terminated. The fee previously paid for the Unsold Shares covered by the Prior Registration Statement was $3,989.57, all of which will be applied to offset the registration fee due under this Registration Statement pursuant to Rule 457(p) under the Securities Act.